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                                                                    Exhibit 8.1

                       [letterhead of Sullivan & Cromwell]



                                                             May 10, 2000



The Goldman Sachs Group, Inc.,
         85 Broad Street,
                  New York, New York 10004.


Ladies and Gentlemen:

                  As United States tax counsel to The Goldman Sachs Group, Inc. (the "Company") in connection with the issuance of up to $25,000,000,000 aggregate offering price of the Company's Medium-Term Notes, Series B pursuant to the Prospectus Supplement of the Company dated May 10, 2000 (the "Prospectus Supplement"), and the Prospectus (the "Prospectus") which forms a part of the Company's registration statement on Form S-3 (File No. 333-36178)(the "Registration Statement"), in which this opinion is incorporated by reference as an exhibit, we hereby confirm to you that the discussion set forth under the heading "United States Taxation" in the Prospectus Supplement is our opinion, subject to the limitations set forth therein.

                  We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and the references to us under the heading "United States Taxation" in the Prospectus Supplement and Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                 Very truly yours,

                                                 /s/ Sullivan & Cromwell